UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alcantara 200, piso 6, Las Condes, Santiago, Chile	7550159
(Address of principal executive offices)	(Zip Code)

(800) 253-1692
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

On or about January 30,  2013, Swingplane Ventures, Inc. (the "Company") was informed that the Company’s prior auditor Peter Messineo, CPA (“Messineo”) had merged with Drake & Klein, CPA’s forming DKM Certified Public Accountants (“DKM”) and that thus a change in auditors would be required to be effected.

As the Company is a reporting issuer in both the Province of Quebec and the United States, the Company determined to retain an audit firm which would comply with the requirements under Multi-Lateral Instrument 51-105 which has a requirement that an auditor must be a participating audit firm with the Canadian Public Accountability Board.   The Company understands that DKM Certified Public Accountants was not a participant of the Canadian Public Accountability Board, therefore the Company reviewed other possible auditor choices.

On or about February 1, 2013, the Company informed Messineo and DKM that they would not engage them as auditors going forward.   As the Company does not have an audit committee, the decision to change principal accountants was approved by the Company's Board of Directors.

None of the reports of Messineo, on the Company's financial statements for the last three fiscal years, 2010, 2011 and 2012 which are the audited fiscal years from inception on June 24, 2010 or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about our Company’s ability to continue as a going concern.

There were no disagreements between the Company and Messineo, for the two most recent fiscal years and any subsequent interim period through February 1, 2013 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Messineo, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that Messineo furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

On, or about February 1, 2013 the Company engaged Borgers & Cutler CPA’s PLLC (“B&C”) as its principal accountant to audit the Company's financial statements as successor to Messineo. During the Company's two most recent fiscal years and through February 1, 2013, the Company has not consulted with B&C regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did B&C provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or through February 1, 2013, the Company has not consulted the entity of B&C on any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1) (iv) of Regulation S-K., or a reportable event.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Messineo dated February 4, 2013 regarding change in certified accountant.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWINGPLANE VENTURES INC.

Dated: February 4, 2013	By:	/s/ Michel Voyer
	Name:	Michel Voyer
	Title:	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer and Director